POWER OF ATTORNEY


The undersigned Societe Generale de Belgique S.A., a "societe anonyme" under Belgian law with registered office at rue Royale 30, 1000 Brussels, Belgium hereby appoints as its attorneys-in-fact, with full power of substitution :

                    Els Ponnet or Jean-Francois Poncelet

to execute in the name, place and stead of the undersigned a statement on
Schedule 13 G (including amendments thereto) with respect to the ordinary voting shares, par value $.01 per share, of Foamex International Inc., and to file the same with the United States Securities and Exchange Commission and the undersigned hereby agrees that this Power of Attorney be included as an Exhibit thereto.




Societe Generale de Belgique S.A.

By :          /s/ Jean-Pierre Standaert
             --------------------------
Name :        Mr. Jean-Pierre Standaert
Title :       Secretary  General



By :          /s/ Michel Van den Berghe
             --------------------------
Name :        Mr. Michel Van den Berghe
Title :       Finance Director



Dated : December 1, 1999